Exhibit 99.1

Banc of California Reports Second Quarter Results

IRVINE, Calif., (July 29, 2015) – Banc of California, Inc. (NYSE: BANC) today reported net income of $15.9 million and net income available to common shareholders of $13.1 million, or $0.32 per diluted common share for the quarter ended June 30, 2015. This compares to net income available to common shareholders of $11.7 million, or $0.29 per diluted common share, for the quarter ended March 31, 2015, and net income available to common shareholders of $7.2 million, or $0.27 per diluted common shares, for the year ago quarter ended June 30, 2014.

“Second quarter performance was highlighted by record net income as well as record loan originations of $1.9 billion,” said Steven Sugarman, President and Chief Executive Officer. “We are seeing continued progress realizing the financial returns from the investments we have made in our people, products and infrastructure over the past few years. We continue to remain optimistic about our position as California’s Bank and we are committed to realizing increasing returns for shareholders.”

The Company’s consolidated assets totaled $6.4 billion at June 30, 2015, an increase of $0.3 billion compared to the prior quarter, and an increase of $2.1 billion compared to a year ago. Return on average assets for the second quarter was 1.0%, and return on average tangible common equity was 15% for the second quarter.

Total loans and leases, representing both loans held for investment and held for sale, of $5.2 billion at June 30, 2015 increased by $45 million compared to the prior quarter, and have increased by $1.5 billion compared to the year ago quarter. Loan growth during the second quarter was muted by the sale of $214 million of multifamily loan balances during the quarter. Second quarter origination volumes increased to a record $1.9 billion. Held for investment loan balances increased by $539 million from the prior quarter, as a result of growth in the C&I, CRE and residential portfolios and the transfer of $475 million of jumbo mortgages from held for sale to held for investment during the second quarter.

Total deposits of $5.1 billion at June 30, 2015 increased by $243 million, or 5%, compared to the prior quarter, and have increased by $1.8 billion, or 53%, compared to the year ago quarter. Noninterest-bearing deposits increased by $132 million, or 18%, compared to the prior quarter, and have increased by $472 million, or 116%, compared to the year ago quarter.

Total revenue of $120.8 million for the second quarter increased by $22.8 million, or 23%, compared with the prior quarter, and increased by $49.9 million, or 70%, compared to the year ago quarter.

Second quarter net interest income of $54.1 million increased by $2.1 million, or 4%, from the prior quarter, and increased by $18.5 million, or 52%, compared to the year ago quarter.

The consolidated net interest margin for the second quarter was 3.64%, a decrease of 5 basis points from 3.69% reported in the prior quarter, largely driven by increased interest expense associated with the April debt offering. The net interest margin for Banc of California, N.A. was 3.92% for the second quarter, an increase of 8 basis points from prior quarter. Cost of total deposits for the second quarter was 0.50%, down 4 basis points from the prior quarter.

18500 Von Karman Ave. ● Suite 1100 ● Irvine, CA 92612 ● (949) 236-5250 ● www.bancofcal.com

Noninterest income for the second quarter totaled $66.7 million, including $9.9 million related to the sale of the Costa Mesa building, compared to $46.0 million for the prior quarter and $35.4 million for the year ago quarter. Mortgage banking income totaled $39.4 million for the second quarter, compared to $37.9 million for the prior quarter and $26.1 million for the year ago quarter. Agency and conforming origination and sales volumes increased from the prior quarter, while the gain on sale margin compressed from the prior quarter, contributing to net higher mortgage banking income for the second quarter.

Total noninterest expense for the first quarter totaled $87.9 million, an increase of $12.0 million compared to the prior quarter. Higher noninterest expense during the second quarter included approximately $2.3 million of non-recurring costs related to the sale of the Costa Mesa building as well as $4.8 million of higher volume and bonus-related compensation expense, primarily as a result of increased origination volumes and profitability.

The Company’s allowance for loan and lease losses (ALLL) ended the quarter at $34.8 million, and equaled 1.27% of originated loans, and represented a coverage ratio of 81% of nonperforming loans at June 30, 2015. Second quarter provision for loan losses was $5.5 million, which included a one-time provision of $4.5 million to establish an initial ALLL for the loans transferred to held for investment during the quarter. The ratio of delinquent non-PCI loans to total non-PCI loans equaled 1.66% for the second quarter, flat from the prior quarter, and down from 2.69% a year ago. The ratio of nonperforming assets to total assets stood at 0.66% for the second quarter. Net charge offs for the second quarter were less than $0.1 million, relatively flat from $0.1 million during the prior quarter.

The Company remains well-capitalized with a Tier 1 Risk-Based Capital Ratio of 13.2%, a Tier 1 Leverage Ratio of 9.6%, Common Equity Tier 1 Capital Ratio of 9.0%, and a Tangible Equity to Tangible Assets Ratio (TE/TA) of 9.1%, as of June 30, 2015. The Tier 1 Leverage Ratio for Banc of California, N.A. increased from 9.5% to 10.3% as of June 30, 2015.

The Company will host a conference call to discuss its second quarter financial results at 8:00 a.m. Pacific Time (PT) on Thursday, July 30, 2015. Interested parties are welcome to attend the conference call by dialing 888-317-6003, and referencing event code 7245884. A live audio webcast will also be available and the webcast link will be posted on the Company’s website under the Investors section. The slide presentation for the call will also be available on the Company’s website prior to the call.

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) provides comprehensive banking services to California’s diverse private businesses, entrepreneurs and homeowners. Banc of California operates over 100 offices in California and the West.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Vectis Strategies
Timothy Sedabres, (855) 361-2262	David Herbst, (213) 973-4113 x101

Banc of California, Inc

Consolidated Statements of Financial Condition

(Dollars in thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
ASSETS
Cash and cash equivalents	$458,990	$265,402	$231,199	$184,985	$258,051
Time deposits in financial institutions	1,900	1,900	1,900	1,900	2,145
Securities available for sale	487,293	393,586	345,695	310,385	233,013
Securities held to maturity	53,414	—	—	—	—
Loans held for sale	746,651	1,240,942	1,187,090	1,127,339	1,095,741
Loans and leases receivable	4,473,095	3,933,715	3,949,122	2,712,068	2,602,213
Allowance for loan and lease losses	(34,787)	(29,345)	(29,480)	(25,283)	(22,627)
Federal Home Loan Bank and other bank stock	34,187	39,844	42,241	35,432	34,392
Servicing rights, net	34,942	21,829	19,566	11,745	10,191
Other real estate owned, net	50	498	423	605	605
Premises and equipment, net	35,229	78,285	78,685	67,323	67,457
Goodwill	31,591	31,591	31,591	31,591	32,150
Other intangible assets, net	21,905	23,708	25,252	10,829	10,959
Deferred income tax (1)	12,081	14,157	16,373	8,663	2,546
Income tax receivable	3,091	—	—	—	—
Bank-owned life insurance investment	19,201	19,154	19,095	19,038	18,984
Other assets (1)	59,049	62,089	52,545	41,206	40,511

Total assets	$6,437,882	$6,097,355	$5,971,297	$4,537,826	$4,386,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	$867,930	$749,129	$662,295	$457,743	$408,404
Interest-bearing deposits	4,184,260	4,112,863	4,009,536	3,173,967	2,938,951
Deposits held for sale	52,820	—	—	—	—

Total deposits	5,105,010	4,861,992	4,671,831	3,631,710	3,347,355
Advances from Federal Home Loan Bank	350,000	545,000	633,000	305,000	450,000
Other borrowings	—	15,000	—	—	—
Notes payable, net	264,077	92,668	93,569	95,549	96,481
Reserve for loss reimbursements on sold loans	9,411	8,432	8,303	7,045	6,174
Income taxes payable	—	4,488	56	2,158	31
Accrued expenses and other liabilities	75,502	55,615	61,223	49,653	47,163

Total liabilities	5,804,000	5,583,195	5,467,982	4,091,115	3,947,204
Commitments and contingent liabilities
Preferred stock, Series A, non-cumulative perpetual preferred stock	31,934	31,934	31,934	31,934	31,934
Preferred stock, Series B, non-cumulative perpetual preferred stock	10,000	10,000	10,000	10,000	10,000
Preferred stock, Series C, 8.00% non-cumulative perpetual preferred stock	37,943	37,943	37,943	37,943	37,943
Preferred stock, Series D, 7.375% non-cumulative perpetual preferred stock	110,873	—	—	—	—
Common stock	372	367	358	297	287
Common stock, class B non-voting non-convertible	—	—	6	6	6
Additional paid-in capital	425,784	424,636	422,910	371,738	369,530
Retained earnings (1)	45,494	36,880	29,589	24,692	18,588
Treasury stock	(29,070)	(29,798)	(29,798)	(29,798)	(29,652)
Accumulated other comprehensive (loss)/income, net	552	2,198	373	(101)	491

Total stockholders’ equity	633,882	514,160	503,315	446,711	439,127

Total liabilities and stockholders’ equity	$6,437,882	$6,097,355	$5,971,297	$4,537,826	$4,386,331

(1)	Amounts for 2014 periods have been updated to reflect the first quarter 2015 adoption of ASU 2014-1 related to investment in low income housing tax credit.

Banc of California, Inc

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
Interest and dividend income
Loans, including fees	$60,699	$58,155	$52,599	$44,555	$42,077	$118,854	$83,607
Securities	2,119	1,927	1,781	1,460	993	4,046	1,917
Dividends and other interest-earning assets	2,026	698	700	634	564	2,724	886

Total interest and dividend income	64,844	60,780	55,080	46,649	43,634	125,624	86,410
Interest expense
Deposits	6,165	6,361	6,440	6,165	6,071	12,526	11,806
Federal Home Loan Bank advances	290	353	210	118	99	643	199
Notes payable and other interest-bearing liabilities	4,285	2,069	2,099	2,180	1,889	6,354	3,645

Total interest expense	10,740	8,783	8,749	8,463	8,059	19,523	15,650

Net interest income	54,104	51,997	46,331	38,186	35,575	106,101	70,760
Provision for loan and lease losses	5,474	—	4,159	2,780	2,108	5,474	4,037

Net interest income after provision for loan and lease losses	48,630	51,997	42,172	35,406	33,467	100,627	66,723
Noninterest income
Customer service fees	1,072	910	651	230	356	1,982	609
Net gain on sale of loans	7,838	4,472	3,927	10,260	3,038	12,310	5,641
Mortgage banking income	39,403	37,933	25,030	26,943	26,133	77,336	43,457
Advisory service fees	4,435	1,197	6,722	3,264	1,808	5,632	2,918
Loan brokerage income	661	1,141	2,314	2,033	2,416	1,802	4,327
Gain on sale of building	9,919	—	—	—	—	9,919	—
All other income	3,365	327	2,245	1,368	1,621	3,692	3,698

Total noninterest income	66,693	45,980	40,889	44,098	35,372	112,673	60,650
Noninterest expense
Salaries and employee benefits	56,120	49,771	47,974	41,094	39,130	105,891	73,811
Occupancy and equipment	10,325	9,771	9,512	7,969	7,425	20,096	15,962
Professional fees	6,689	3,435	7,096	4,758	3,528	10,124	7,393
Data processing	2,075	1,835	1,884	1,286	1,270	3,910	2,061
Amortization of intangible assets	1,545	1,544	1,306	890	944	3,089	1,883
All other expenses (1)	11,166	9,523	10,448	11,357	8,007	20,689	16,788

Total noninterest expense	87,920	75,879	78,220	67,354	60,304	163,799	117,898

Income before income taxes	27,403	22,098	4,841	12,150	8,535	49,501	9,475
Income tax (benefit) expense (1)	11,479	9,524	(5,269)	903	436	21,003	627

Net income	15,924	12,574	10,110	11,247	8,099	28,498	8,848
Preferred stock dividends	2,843	910	910	910	910	3,753	1,820

Net income available to common stockholders	$13,081	$11,664	$9,200	$10,337	$7,189	$24,745	$7,028

Basic earnings per total common share	$0.33	$0.30	$0.25	$0.31	$0.27	$0.62	$0.30
Diluted earnings per total common share	$0.32	$0.29	$0.25	$0.31	$0.27	$0.62	$0.30

(1)	Amounts for 2014 periods have been updated to reflect the first quarter 2015 adoption of ASU 2014-1 related to investment in low income housing tax credit.

Banc of California, Inc

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
Average balances:
Total assets	$6,253,350	$5,931,426	$5,223,463	$4,391,523	$4,034,447	$6,093,277	$3,882,154
Total gross loans and leases	5,254,729	5,139,399	4,534,428	3,829,204	3,553,693	5,197,382	3,422,420
Investment Securities	402,366	354,475	310,454	257,067	168,230	378,553	165,633
Total interest earning assets	5,967,200	5,713,766	5,033,973	4,228,555	3,858,772	5,841,183	3,714,235
Total interest-bearing deposits	4,078,540	4,085,673	3,699,464	3,070,130	2,855,650	4,082,087	2,724,992
Total borrowings	635,460	583,979	406,531	378,671	319,774	609,862	335,117
Total interest bearing liabilities	4,714,000	4,669,652	4,105,995	3,448,801	3,175,424	4,691,949	3,060,109
Total stockholders’ equity	630,547	517,335	487,578	449,392	385,098	574,254	357,511
Profitability and other ratios:
Return on average assets (1)	1.02%	0.86%	0.77%	1.02%	0.81%	0.94%	0.46%
Return on average equity (1)	10.13%	9.86%	8.23%	9.93%	8.44%	10.01%	4.99%
Dividend payout ratio (2)	36.36%	40.00%	48.00%	38.71%	44.44%	38.71%	80.00%
Net interest spread	3.45%	3.55%	3.49%	3.41%	3.52%	3.50%	3.66%
Net interest margin (1)	3.64%	3.69%	3.65%	3.58%	3.70%	3.66%	3.84%
Noninterest income to total revenue (3)	55.21%	46.93%	46.88%	53.59%	49.86%	51.50%	46.15%
Noninterest income to average total assets (1)	4.28%	3.14%	3.11%	3.98%	3.52%	3.73%	3.15%
Noninterest expense to average total assets (1)	5.64%	5.19%	5.94%	6.08%	6.00%	5.42%	6.12%
Efficiency ratio (4)	72.78%	77.45%	89.68%	81.86%	85.00%	74.87%	89.72%
Average held for investment loans and leases to average deposits	79.87%	81.72%	79.08%	75.39%	74.60%	74.60%	74.60%
Average investment securities to average total assets	6.43%	5.98%	5.94%	5.85%	4.17%	6.21%	4.27%
Average stockholders’ equity to average total assets	10.08%	8.72%	9.33%	10.23%	9.55%	9.42%	9.21%
Allowance for loan and lease losses (ALLL):
Balance at beginning of period	$29,345	$29,480	$25,283	$22,627	$20,003	$29,480	$18,805
Loans and leases charged off	(79)	(357)	(25)	(312)	(383)	(436)	(586)
Recoveries of loans and leases previously charged off	47	222	63	96	641	269	1,076
Transfer of loans from (to) held-for-sale	—	—	—	92	258	—	(705)
Provision for loan and lease losses	5,474	—	4,159	2,780	2,108	5,474	4,037

Balance at end of period	$34,787	$29,345	$29,480	$25,283	$22,627	$34,787	$22,627

Reserve for loss on repurchased loans
Balance at beginning of period	$8,432	$8,303	$7,045	$6,174	$5,866	$8,303	$5,427
Provision for loan repurchases	1,573	1,328	1,149	1,556	968	2,901	1,539
Payment made for loss reimbursement on sold loans	(594)	(1,199)	109	(685)	(660)	(1,793)	(792)

Balance at end of period	$9,411	$8,432	$8,303	$7,045	$6,174	$9,411	$6,174

(1)	Ratios are presented on an annualized basis.
(2)	Dividends declared per common share divided by basic earnings per share.
(3)	Total revenue is equal to the sum of net interest income before provision and noninterest income.
(4)	The ratios were calculated by dividing noninterest expense by the sum of net interest income before provision for loan and lease losses and noninterest income.

Banc of California, Inc

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Asset quality information and ratios:
30 to 89 days delinquent, excluding PCI loans	$46,820	$40,641	$40,694	$35,531	$44,894
90+ days delinquent, excluding PCI loans	22,855	20,538	16,835	15,672	16,925

Total delinquent loans, excluding PCI loans	69,675	61,179	57,529	51,203	61,819

PCI loans, 30 to 89 days delinquent	17,351	16,375	17,641	18,743	25,109
PCI loans, 90+ days delinquent	8,648	6,986	5,761	4,017	12,398

Total delinquent PCI loans	25,999	23,361	23,402	22,760	37,507

Total delinquent loans	$95,674	$84,540	$80,931	$73,963	$99,326

Total delinquent non-PCI loans to total non-PCI loans	1.66%	1.66%	1.55%	2.08%	2.69%
Total delinquent loans to gross loans	2.14%	2.15%	2.05%	2.73%	3.82%

Non-performing loans, excluding PCI loans	$42,708	$42,754	$38,381	$38,333	$41,611
90+ days delinquent and still accruing loans, excluding PCI loans	—	—	—	—	—
Other real estate owned	50	498	423	605	605

Non-performing assets	$42,758	$43,252	$38,804	$38,938	$42,216

ALLL to non-performing loans	81.45%	68.64%	76.81%	65.96%	54.38%
Non-performing loans to gross loans	0.95%	1.09%	0.97%	1.41%	1.60%
Non-performing assets to total assets	0.66%	0.71%	0.65%	0.86%	0.96%
Troubled Debt Restructurings (TDRs)
Performing TDRs	$7,402	$7,431	$6,346	$5,071	$4,853
Non-performing TDRs	1,937	1,964	1,665	2,860	1,879

Total TDRs	$9,339	$9,395	$8,011	$7,931	$6,732

Banc of California, Inc

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Loan and lease breakdown by ALLL evaluation type:
Originated loans and leases
Individually evaluated for impairment	$31,791	$29,301	$29,287	$29,030	$29,763
Collectively evaluated for impairment	2,489,347	1,947,212	1,892,240	1,668,004	1,447,077
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	8	2,818	4,191	8,004	6,173
Collectively evaluated for impairment	1,294,384	1,358,184	1,411,927	377,554	409,745
Seasoned SFR mortgage loan pools - non-impaired	391,193	354,402	364,580	376,575	404,398
Acquired with deteriorated credit quality	266,372	241,798	246,897	252,901	305,057

Total loans	$4,473,095	$3,933,715	$3,949,122	$2,712,068	$2,602,213

ALLL breakdown:
Originated loans and leases
Individually evaluated for impairment	$686	$1,199	$1,288	$517	$309
Collectively evaluated for impairment	31,440	25,474	25,263	22,011	19,427
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	—	—	—	7	—
Collectively evaluated for impairment	2,455	2,466	2,906	2,748	2,570
Seasoned SFR mortgage loan pools - non-impaired	—	—	—	—	—
Acquired with deteriorated credit quality	206	206	23	—	321

Total ALLL	$34,787	$29,345	$29,480	$25,283	$22,627

Discount on Purchased/Acquired Loans:
Acquired loans through business acquisitions - non-impaired	$15,245	$16,877	$17,866	$6,512	$6,536
Seasoned SFR mortgage loan pools - non-impaired	29,201	28,967	29,955	30,811	33,044
Acquired with deteriorated credit quality	52,394	53,381	55,865	57,961	84,876

Total Discount	$96,840	$99,225	$103,686	$95,284	$124,456

Ratios:
To originated loans:
Individually evaluated for impairment	2.16%	4.09%	4.40%	1.78%	1.04%
Collectively evaluated for impairment	1.26%	1.31%	1.34%	1.32%	1.34%
Total ALLL	1.27%	1.35%	1.38%	1.33%	1.34%
To originated and acquired non-impaired loans:
Individually evaluated for impairment	2.16%	3.73%	3.85%	1.41%	0.86%
Collectively evaluated for impairment	0.90%	0.85%	0.85%	1.21%	1.18%
Total ALLL	0.91%	0.87%	0.88%	1.21%	1.18%
Total ALLL and discount (1)	1.31%	1.38%	1.42%	1.53%	1.52%
To total loans:
Individually evaluated for impairment	2.16%	3.73%	3.85%	1.41%	0.86%
Collectively evaluated for impairment	0.81%	0.76%	0.77%	1.02%	0.97%
Total ALLL	0.78%	0.75%	0.75%	0.93%	0.87%
Total ALLL and discount (1)	2.94%	3.27%	3.37%	4.45%	5.65%

(1)	The ratios were calculated by dividing a sum of ALLL and discounts by carrying value of loans.

Banc of California, Inc

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Composition of held for investment loans and leases
Commercial real estate	$807,146	$975,734	$999,857	$521,867	$535,744
Multi-family	696,768	940,053	955,683	367,364	234,179
Construction	32,022	38,081	42,198	25,997	30,761
Commercial and industrial	771,477	489,229	490,900	366,416	368,540
SBA	56,887	48,254	36,155	25,729	28,684
Lease financing	131,189	102,012	85,749	72,027	57,754

Total commercial loans	2,495,489	2,593,363	2,610,542	1,379,400	1,255,662

Single family residential mortgage	1,840,924	1,169,134	1,171,662	1,191,021	1,212,813
Other consumer	136,682	171,218	166,918	141,647	133,738

Total consumer loans	1,977,606	1,340,352	1,338,580	1,332,668	1,346,551

Total gross loans and leases	$4,473,095	$3,933,715	$3,949,122	$2,712,068	$2,602,213

Composition percentage of held for investment loans and leases
Commercial real estate	18.0%	24.8%	25.3%	19.2%	20.6%
Multi-family	15.6%	23.9%	24.2%	13.5%	9.0%
Construction	0.7%	1.0%	1.1%	1.0%	1.2%
Commercial and industrial	17.2%	12.4%	12.4%	13.5%	14.2%
SBA	1.3%	1.2%	0.9%	0.9%	1.1%
Lease financing	2.9%	2.6%	2.2%	2.7%	2.2%

Total commercial loans	55.7%	65.9%	66.1%	50.8%	48.3%

Single family residential mortgage	41.2%	29.7%	29.7%	44.0%	46.6%
Other consumer	3.1%	4.4%	4.2%	5.2%	5.1%

Total consumer loans	44.3%	34.1%	33.9%	49.2%	51.7%

Total gross loans and leases	100.0%	100.0%	100.0%	100.0%	100.0%

Composition of deposits
Noninterest-bearing checking	$880,766	$749,129	$662,295	$457,743	$408,404
Interest-bearing checking	1,002,443	1,032,482	1,054,828	779,704	688,699
Money market	1,393,751	1,136,562	1,074,432	769,291	618,231
Savings	843,274	898,483	985,646	932,133	985,028
Certificates of deposit	984,776	1,045,336	894,630	692,839	646,993

Total deposits	$5,105,010	$4,861,992	$4,671,831	$3,631,710	$3,347,355

Composition percentage of deposits
Noninterest-bearing checking	17.3%	15.4%	14.2%	12.6%	12.2%
Interest-bearing checking	19.6%	21.2%	22.6%	21.5%	20.6%
Money market	27.3%	23.4%	23.0%	21.2%	18.5%
Savings	16.5%	18.5%	21.1%	25.6%	29.4%
Certificates of deposit	19.3%	21.5%	19.1%	19.1%	19.3%

Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Banc of California, Inc

Average Balance, Average Yield Earned, and Average Cost Paid

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2015			March 31, 2015			December 31, 2014
	Average		Yield	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets:
Loans held for sale and SFR mortgage	$1,959,738	$18,984	3.89%	$1,868,085	$17,477	3.79%	$1,778,112	$16,741	3.74%
Seasoned SFR mortgage loan pools	591,460	9,690	6.57%	591,724	9,413	6.45%	606,879	9,605	6.28%
Commercial real estate, multi-family, and construction	1,848,780	21,552	4.68%	1,956,830	22,508	4.66%	1,486,406	17,993	4.80%
Commercial and industrial, SBA, and lease financing	697,291	8,871	5.10%	572,726	7,239	5.13%	523,194	6,192	4.70%
Other consumer	157,460	1,602	4.08%	150,034	1,518	4.10%	139,837	2,068	5.87%

Gross loans and leases	5,254,729	60,699	4.63%	5,139,399	58,155	4.59%	4,534,428	52,599	4.60%
Securities	402,366	2,119	2.11%	354,475	1,927	2.20%	310,454	1,781	2.28%
Other interest-earning assets	310,105	2,026	2.62%	219,892	698	1.29%	189,091	700	1.47%

Total interest-earning assets	5,967,200	64,844	4.36%	5,713,766	60,780	4.31%	5,033,973	55,080	4.34%
Allowance for loan and lease losses	(29,445)			(29,623)			(26,105)
BOLI and non-interest earning assets	315,595			247,283			215,595

Total assets	$6,253,350			$5,931,426			$5,223,463

Interest-bearing liabilities:
Savings	$867,532	$1,606	0.74%	$945,530	$1,748	0.75%	$960,253	$1,963	0.81%
Interest-bearing checking	1,012,211	1,996	0.79%	1,042,895	2,041	0.79%	937,623	2,078	0.88%
Money market	1,142,858	1,028	0.36%	1,092,987	958	0.36%	964,414	841	0.35%
Certificates of deposit	1,055,939	1,535	0.58%	1,004,261	1,614	0.65%	837,174	1,558	0.74%

Total interest-bearing deposits	4,078,540	6,165	0.61%	4,085,673	6,361	0.63%	3,699,464	6,440	0.69%
FHLB advances	375,385	290	0.31%	487,600	353	0.29%	307,859	210	0.27%
Long-term debt and other interest-bearing liabilities	260,075	4,285	6.61%	96,379	2,069	8.71%	98,672	2,099	8.44%

Total interest-bearing liabilities	4,714,000	10,740	0.91%	4,669,652	8,783	0.76%	4,105,995	8,749	0.85%
Noninterest-bearing deposits	859,420			682,492			577,623
Non-interest-bearing liabilities	49,383			61,947			52,267

Total liabilities	5,622,803			5,414,091			4,735,885
Total stockholders’ equity	630,547			517,335			487,578

Total liabilities and stockholders’ equity	$6,253,350			$5,931,426			$5,223,463

Net interest income/spread		$54,104	3.45%		$51,997	3.55%		$46,331	3.49%

Net interest margin			3.64%			3.69%			3.65%

Ratio of interest-earning assets to interest-bearing liabilities	126.58%			122.36%			122.60%
Total deposits	$4,937,960	$6,165	0.50%	$4,768,165	$6,361	0.54%	$4,277,087	$6,440	0.60%
Total funding (1)	$5,573,420	$10,740	0.77%	$5,352,144	$8,783	0.67%	$4,683,618	$8,749	0.76%

(1)	Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total fundings.

Banc of California, Inc

Average Balance, Average Yield Earned, and Average Cost Paid, Continued

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30, 2014			June 30, 2014
	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets:
Loans held for sale and SFR mortgage	$1,757,890	$16,979	3.83%	$1,590,982	$15,158	3.82%
Seasoned SFR mortgage loan pools	675,083	11,753	6.91%	701,006	11,723	6.71%
Commercial real estate, multi-family, and construction	827,934	9,592	4.60%	734,472	8,689	4.75%
Commercial and industrial, SBA, and lease financing	451,992	5,060	4.44%	418,170	5,413	5.19%
Other consumer	116,305	1,171	3.99%	109,063	1,094	4.02%

Gross loans and leases	3,829,204	44,555	4.62%	3,553,693	42,077	4.75%
Securities	257,067	1,460	2.25%	168,230	993	2.37%
Other interest-earning assets	142,284	634	1.77%	136,849	564	1.65%

Total interest-earning assets	4,228,555	46,649	4.38%	3,858,772	43,634	4.54%
Allowance for loan and lease losses	(23,266)			(20,567)
BOLI and non-interest earning assets	186,234			196,242

Total assets	$4,391,523			$4,034,447

Interest-bearing liabilities:
Savings	$953,925	$2,215	0.92%	$990,894	$2,425	0.98%
Interest-bearing checking	745,635	2,037	1.08%	660,341	1,864	1.13%
Money market	681,576	673	0.39%	603,917	639	0.42%
Certificates of deposit	688,994	1,240	0.71%	600,498	1,143	0.76%

Total interest-bearing deposits	3,070,130	6,165	0.80%	2,855,650	6,071	0.85%
FHLB advances	276,739	118	0.17%	226,429	99	0.18%
Long-term debt and other interest-bearing liabilities	101,932	2,180	8.48%	93,345	1,889	8.12%

Total interest-bearing liabilities	3,448,801	8,463	0.97%	3,175,424	8,059	1.02%
Noninterest-bearing deposits	448,825			428,221
Non-interest-bearing liabilities	44,505			45,704

Total liabilities	3,942,131			3,649,349
Total stockholders’ equity	449,392			385,098

Total liabilities and stockholders’ equity	$4,391,523			$4,034,447

Net interest income/spread		$38,186	3.41%		$35,575	3.52%

Net interest margin			3.58%			3.70%

Ratio of interest-earning assets to interest-bearing liabilities	122.61%			121.52%

Total deposits	$3,518,955	$6,165	0.70%	$3,283,871	$6,071	0.74%
Total funding (1)	$3,897,626	$8,463	0.88%	$3,603,645	$8,059	0.90%

(1)	Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total fundings.

Banc of California, Inc

Average Balance, Average Yield Earned, and Average Cost Paid, Continued

(Dollars in thousands)

(Unaudited)

	Six Months Ended
	June 30, 2015			June 30, 2014
	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets:
Loans held for sale and SFR mortgage	$1,914,165	$36,461	3.84%	$1,494,850	$28,549	3.85%
Seasoned SFR mortgage loan pools	591,591	19,103	6.51%	725,960	24,795	6.89%
Commercial real estate, multi-family, and construction	1,902,507	44,060	4.67%	709,407	16,909	4.81%
Commercial and industrial, SBA, and lease financing	635,353	16,110	5.11%	388,089	11,306	5.87%
Other consumer	153,766	3,120	4.09%	104,114	2,048	3.97%

Gross loans and leases	5,197,382	118,854	4.61%	3,422,420	83,607	4.93%
Securities	378,553	4,046	2.16%	165,633	1,917	2.33%
Other interest-earning assets	265,248	2,724	2.07%	126,182	886	1.42%

Total interest-earning assets	5,841,183	125,624	4.34%	3,714,235	86,410	4.69%
Allowance for loan and lease losses	(29,533)			(19,983)
BOLI and non-interest earning assets	281,627			187,902

Total assets	$6,093,277			$3,882,154

Interest-bearing liabilities:
Savings	$906,316	$3,354	0.75%	$978,695	$4,942	1.02%
Interest-bearing checking	1,027,468	4,037	0.79%	626,919	3,515	1.13%
Money market	1,118,060	1,986	0.36%	559,769	1,275	0.46%
Certificates of deposit	1,030,243	3,149	0.62%	559,609	2,074	0.75%

Total interest-bearing deposits	4,082,087	12,526	0.62%	2,724,992	11,806	0.87%
FHLB advances	431,182	643	0.30%	242,928	199	0.17%
Long-term debt and other interest-bearing liabilities	178,680	6,354	7.17%	92,189	3,645	7.97%

Total interest-bearing liabilities	4,691,949	19,523	0.84%	3,060,109	15,650	1.03%
Noninterest-bearing deposits	771,445			422,181
Non-interest-bearing liabilities	55,629			42,353

Total liabilities	5,519,023			3,524,643
Total stockholders’ equity	574,254			357,511

Total liabilities and stockholders’ equity	$6,093,277			$3,882,154

Net interest income/spread		$106,101	3.50%		$70,760	3.66%

Net interest margin			3.66%			3.84%

Ratio of interest-earning assets to interest-bearing liabilities

Total deposits	$4,853,532	$12,526	0.52%	$3,147,173	$11,806	0.76%
Total funding (1)	$5,463,394	$19,523	0.72%	$3,482,290	$15,650	0.91%

(1)	Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total fundings.

Banc of California, Inc

Capital Ratios

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015 (1)	2014	2014	2014
Capital Ratios:
Banc of California, Inc.
Total risk-based capital ratio:	14.01%	11.55%	11.28%	14.97%	15.19%
Tier 1 risk-based capital ratio:	13.19%	10.83%	10.54%	14.03%	14.10%
Common equity tier 1 capital ratio (1)	8.96%	9.01%	N/A	N/A	N/A
Tier 1 leverage ratio:	9.55%	7.99%	8.57%	9.28%	9.89%
Banc of California, NA
Total risk-based capital ratio:	14.86%	13.58%	12.04%	15.75%	14.88%
Tier 1 risk-based capital ratio:	14.04%	12.86%	11.29%	14.80%	13.79%
Common equity tier 1 capital ratio (1)	14.04%	12.86%	N/A	N/A	N/A
Tier 1 leverage ratio:	10.26%	9.49%	9.17%	9.80%	9.72%

(1)	From the first quarter of 2015, BASEL III common equity tier 1 capital ratio is required.

Banc of California, Inc

Non-GAAP Measures

(Dollars in thousands, except per share data)

(Unaudited)

Non-GAAP performance measure:

Tangible common equity to tangible assets ratio and return on average tangible common equity are supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are used by management in the analysis of Banc of California, Inc.’s capital strength and performance of businesses. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Banc of California, Inc. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following tables reconcile this non-GAAP performance measures to the GAAP performance measures for the periods indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Tangible common equity to tangible assets ratio
Total assets	$6,437,882	$6,097,355	$5,971,297	$4,537,826	$4,386,331
Less goodwill	(31,591)	(31,591)	(31,591)	(31,591)	(32,150)
Less other intangible assets	(21,905)	(23,708)	(25,252)	(10,829)	(10,959)

Tangible assets	$6,384,386	$6,042,056	$5,914,454	$4,495,406	$4,343,222

Total stockholders’ equity	$633,882	$514,160	$503,315	$446,711	$439,127
Less preferred stock	(190,750)	(79,877)	(79,877)	(79,877)	(79,877)
Less goodwill	(31,591)	(31,591)	(31,591)	(31,591)	(32,150)
Less other intangible assets	(21,905)	(23,708)	(25,252)	(10,829)	(10,959)

Tangible common equity	$389,636	$378,984	$366,595	$324,414	$316,141

Total stockholders’ equity to total assets	9.85%	8.43%	8.43%	9.84%	10.01%
Tangible common equity to tangible assets	6.10%	6.27%	6.20%	7.22%	7.28%
Common stock outstanding	35,647,476	35,063,199	34,190,740	28,023,701	27,032,464
Class B non-voting non-convertible common stock outstanding	—	11	609,195	602,783	596,018

Total common stock outstanding	35,647,476	35,063,210	34,799,935	28,626,484	27,628,482

Minimum number of shares issuable under purchase contracts (1)	2,883,892	2,984,367	3,215,538	4,198,425	5,101,326

Total common stock outstanding and shares issuable under purchase contracts	38,531,368	38,047,577	38,015,473	32,824,909	32,729,808

(1) Purchase contracts relating to the tangible equity units

Tangible common equity per common stock	$10.93	$10.81	$10.53	$11.33	$11.44
Book value per common stock	$12.43	$12.39	$12.17	$12.81	$13.00
Tangible equity per common stock and shares issuable under purchase contracts	$10.11	$9.96	$9.64	$9.88	$9.66
Book value per common stock and shares issuable under purchase contracts	$11.50	$11.41	$11.14	$11.18	$10.98

Banc of California, Inc

Non-GAAP Measures, Continued

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
Return on tangible common equity
Average total stockholders’ equity	$630,547	$517,335	$487,578	$449,392	$385,098	$574,254	$357,511
Less average preferred stock	(182,233)	(79,877)	(79,877)	(79,877)	(79,877)	(131,338)	(79,877)
Less average goodwill	(31,591)	(31,591)	(33,129)	(32,209)	(33,020)	(31,591)	(31,978)
Less average other intangible assets	(23,032)	(24,720)	(13,611)	(10,634)	(10,871)	(23,871)	(11,349)

Average tangible common equity	$393,691	$381,147	$360,961	$326,672	$261,330	$387,454	$234,307

Net income	$15,924	$12,574	$10,110	$11,247	$8,099	$28,498	$8,848
Less preferred stock dividends	(2,843)	(910)	(910)	(910)	(910)	(3,753)	(1,820)
Add tax-effected amortization of intangible assets (1)	1,004	1,004	849	579	614	2,008	1,224
Add tax-effected impairment on intangible assets (1)	168	—	31	—	—	168	—

Net income available to common stockholders	$14,253	$12,668	$10,080	$10,916	$7,803	$26,921	$8,252

(1) Utilized a 35% effective tax rate

Return on average equity	10.13%	9.86%	8.23%	9.93%	8.44%	10.01%	4.99%
Return on average tangible common equity	14.52%	13.48%	11.08%	13.26%	11.98%	14.01%	7.10%